Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2017 RESULTS

WASHINGTON, D.C. – November 7, 2017 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2017.

Highlights for the Quarter Ended September 30, 2017

•	Net income was $0.9 million, or $0.02 per share on a fully diluted basis
•	FFO was $15.1 million, or $0.32 per share on a fully diluted basis
•	FFO, as Adjusted was $13.4 million, or $0.28 per share on a fully diluted basis
•	CAD was $10.5 million
•

Completed the acquisition of the Salt Lake City FBI field office (“FBI - Salt Lake City”), a 169,542-square foot Class A, LEED Gold certified facility leased to the GSA with approximately 16 years remaining on a total initial, non-cancelable lease term of 20 years

•	Physically settled the forward equity sales agreements entered into on March 27, 2017 by issuing 4.945 million shares of the Company’s common stock
•	Portfolio occupancy at 100%

“We were pleased to further enhance and scale the portfolio this quarter by adding young, fully-occupied mission critical assets,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “For example, FBI - Salt Lake City grew the portfolio over 2% by gaining exposure to one of our top target agencies under an initial 20-year lease.”

Financial Results for the Nine Months Ended September 30, 2017

Net income was $3.3 million, or $0.07 per share on a fully diluted basis for the nine months ended September 30, 2017

FFO was $44.0 million, or $0.94 per share on a fully diluted basis for the nine months ended September 30, 2017

FFO, as Adjusted was $40.5 million, or $0.87 per share on a fully diluted basis for the nine months ended September 30, 2017

CAD was $34.1 million for the nine months ended September 30, 2017

Portfolio Operations

As of September 30, 2017, the Company wholly owned 46 operating properties in the United States, encompassing approximately 3.7 million square feet in the aggregate, including 43 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of September 30, 2017, the portfolio had an average age of 12.0 years, was 100% occupied, and had a weighted average remaining lease term of 6.9 years.  With approximately 14.4% of leases based on square footage, or 13.5% based on total annualized lease income scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

On September 28, 2017, the Company completed the acquisition of a 169,542-square foot FBI field office located in Salt Lake City, Utah. The field office was constructed in 2012 and is 100% occupied by the FBI. The lease has approximately 16 years remaining on a total initial, non-cancelable lease term of 20 years. FBI - Salt Lake City is a Class A, LEED Gold certified, four-story single tenant facility located on a 7.5-acre campus and houses the FBI’s Salt Lake City Division, which oversees federal operations in all of Utah, Idaho and Montana. FBI - Salt Lake City acts as a regional headquarters for the Bureau and directs 18 satellite offices, also known as resident agencies, located throughout the three surrounding states. The campus features both public and secure spaces, modernized technology, a sophisticated security system, a restricted visitor screening facility, metal blockades to restrict automobile traffic, and perimeter fencing. Upon closing, Easterly Government Properties now owns seven of the 56 FBI field offices, making Easterly the single largest private owner of FBI field offices in the country.

Balance Sheet and Capital Markets Activities

As of September 30, 2017, the Company had total indebtedness of $539.9 million comprised of $59.3 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $205.7 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At September 30, 2017, Easterly’s outstanding debt had a weighted average maturity of 8.5 years and a weighted average interest rate of 3.6%. As of September 30, 2017, Easterly’s net debt to total enterprise value was 33.3% and its net debt to annualized quarterly EBITDA ratio was 6.1x, pro forma for a full quarter of operations from FBI - Salt Lake City, which the Company acquired on September 28, 2017.

On September 11, 2017 the Company physically settled the forward equity sales agreements entered into on March 27, 2017 by issuing 4.945 million shares of the Company’s common stock in exchange for approximately $92.7 million in gross proceeds. The forward equity sales agreements were entered into in conjunction with the closing of an underwritten offering on a forward basis and the announcement of the VA - Loma Linda and VA - South Bend acquisitions.

During the nine months ended September 30, 2017, the Company issued 674,480 shares of the Company’s common stock at an average price of $21.43 per share through the Company’s At-the-Market (ATM) program, raising gross proceeds of $14.5 million to maintain balance sheet strength.

Dividend

On November 2, 2017 the Board of Directors of Easterly approved a cash dividend for the third quarter of 2017 in the amount of $0.26 per common share. The dividend will be payable December 21, 2017 to shareholders of record on December 6, 2017.

Guidance

Outlook for the 12 Months Ending December 31, 2017

The Company is narrowing its expectations for 2017 FFO per share on a fully diluted basis in a range of $1.26 - $1.29.

	Low	High
Net income (loss) per share – fully diluted basis	$0.10	0.13
Plus: real estate depreciation and amortization	$1.16	1.16
FFO per share – fully diluted basis	$1.26	1.29

This guidance assumes acquisitions of approximately $385 million in 2017, including the OSHA - Sandy acquisition completed in the first quarter, the VA - Loma Linda acquisition completed in the second quarter, the FBI - Salt Lake City acquisition completed in the third quarter, as well as the announced VA - South Bend acquisition with an anticipated closing date in Q4 2017, and does not contemplate any dispositions. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2018

The Company is introducing its guidance for 2018 FFO per share on a fully diluted basis in a range of $1.31 - $1.35.

	Low	High
Net income (loss) per share – fully diluted basis	$0.23	0.27
Plus: real estate depreciation and amortization	$1.08	1.08
FFO per share – fully diluted basis	$1.31	1.35

This guidance assumes $250.0 million of acquisitions and $75 - 100 million of development-related investment in 2018. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

“The Easterly portfolio is an assemblage of young, mission critical assets occupied by one of the highest credit tenants in the world,” said Darrell Crate, Easterly’s Chairman. “The focus for this portfolio is to create the opportunity for strong FFO growth through stable, recurring cash flows backed by the full faith and credit of the U.S. Government.”

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Standard time on November 7, 2017 to review the third quarter 2017 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through November 21, 2017 by dialing 844-512-2921 (domestic) and 412-317-6671 (international) and entering the passcode 13672234.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2016,  filed with the Securities and Exchange Commission on March 2, 2017 and the factors included under the heading “Risk Factors” in our other public filings.  In addition, our qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2017	December 31, 2016
Assets
Real estate properties, net	$1,195,618	$901,066
Cash and cash equivalents	6,551	4,845
Restricted cash	3,866	1,646
Deposits on acquisitions	1,100	1,750
Rents receivable	9,664	8,544
Accounts receivable	7,532	5,823
Deferred financing, net	1,158	2,787
Intangible assets, net	131,408	113,795
Interest rate swap	3,088	3,785
Prepaid expenses and other assets	8,050	1,422
Total assets	$1,368,035	$1,045,463

Liabilities
Revolving credit facility	59,250	212,167
Term loan facility, net	99,167	-
Notes payable, net	173,676	-
Mortgage notes payable, net	203,999	80,806
Intangible liabilities, net	40,866	41,840
Accounts payable and accrued liabilities	21,946	13,784
Total liabilities	598,904	348,597

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
43,873,796 and 36,874,810 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively.	439	369
Additional paid-in capital	718,880	596,971
Retained earnings	4,414	1,721
Cumulative dividends	(72,195)	(42,794)
Accumulated other comprehensive income	2,627	3,038
Total stockholders' equity	654,165	559,305
Non-controlling interest in Operating Partnership	114,966	137,561
Total equity	769,131	696,866
Total liabilities and equity	$1,368,035	$1,045,463

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues
Rental income	$30,079	$24,493	$83,600	$68,520
Tenant reimbursements	3,554	2,385	10,156	7,016
Other income	225	97	592	331
Total revenues	33,858	26,975	94,348	75,867

Operating expenses
Property operating	6,718	5,308	18,904	14,726
Real estate taxes	3,452	2,533	9,166	7,233
Depreciation and amortization	14,141	12,237	40,663	34,174
Acquisition costs	206	660	1,194	1,339
Corporate general and administrative	2,920	3,066	9,506	9,154
Total expenses	27,437	23,804	79,433	66,626
Operating income	6,421	3,171	14,915	9,241

Other expenses
Interest expense, net	(5,495)	(2,043)	(11,626)	(5,967)
Net income	926	1,128	3,289	3,274

Non-controlling interest in Operating Partnership	(144)	(233)	(596)	(1,005)
Net income available to Easterly Government
Properties, Inc.	$782	$895	$2,693	$2,269

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.02	$0.02	$0.07	$0.08
Diluted	$0.02	$0.02	$0.07	$0.07

Weighted-average common shares outstanding:
Basic	39,962,471	34,967,482	38,098,805	28,886,697
Diluted	41,903,977	36,904,564	40,012,282	30,722,389

Net income, per share - fully diluted basis	$0.02	$0.03	$0.07	$0.08

Weighted average common shares outstanding -
fully diluted basis	47,683,701	44,446,991	46,525,052	41,717,726

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income	$926	$1,128	$3,289	$3,274
Depreciation and amortization	14,141	12,237	40,663	34,174
Interest expense	5,495	2,043	11,626	5,967
EBITDA	$20,562	$15,408	$55,578	$43,415

Net income	$926	$1,128	$3,289	$3,274
Depreciation and amortization	14,141	12,237	40,663	34,174
Funds From Operations (FFO)	$15,067	$13,365	$43,952	$37,448
Adjustments to FFO:
Acquisition costs	206	660	1,194	1,339
Straight-line rent	(883)	(50)	(1,376)	(17)
Above-/below-market leases	(2,065)	(1,816)	(6,283)	(5,225)
Non-cash interest expense	310	196	784	585
Non-cash compensation	748	742	2,215	2,164
Funds From Operations, as Adjusted	$13,383	$13,097	$40,486	$36,294

FFO, per share - fully diluted basis	$0.32	$0.30	$0.94	$0.90
FFO, as Adjusted, per share - fully diluted basis	$0.28	$0.29	$0.87	$0.87

Funds From Operations, as Adjusted	$13,383	$13,097	$40,486	$36,294
Acquisition costs	(206)	(660)	(1,194)	(1,339)
Principal amortization	(748)	(717)	(2,221)	(2,131)
Maintenance capital expenditures	(1,726)	(463)	(2,677)	(781)
Contractual tenant improvements	(183)	(22)	(335)	(31)
Cash Available for Distribution (CAD)	$10,520	$11,235	$34,059	$32,012

Weighted average common shares outstanding -
fully diluted basis	47,683,701	44,446,991	46,525,052	41,717,726